UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

QUADRAMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-1992861
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, Virginia	20190
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.01 par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

N/A

(Title of Class)

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference herein are:

1.	The section entitled “Description of Securities” of the Registrant’s Registration Statement on Form S-1 (File No. 333-112040), as originally filed with the Securities and Exchange Commission (the “SEC”) on January 21, 2004, as subsequently amended; and

2.	The section entitled “Item 2. Changes in Securities, Use of Proceeds and Issuer Purchases of Equity Securities” of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on August 4, 2004.

ITEM 2. Exhibits

3.1	Amended and Restated Bylaws of QuadraMed. (Exhibit 3.1 to our Registration Statement on Form S-1, No. 333- 112040, as filed with the SEC on January 21, 2004.)

3.2	Third Amended and Restated Certificate of Incorporation of QuadraMed. (Exhibit 3.5 to our Annual Report Amended on Form 10-K/A, as filed with the SEC on August 24, 1998.)

3.3	Amendment to the Third Amended and Restated Certificate of Incorporation of QuadraMed. (Exhibit 3.1 to our Registration Statement on Form S-1, No. 333- 112040, as filed with the SEC on January 21, 2004.)

3.4	Certificate of Designation, Powers, Preferences and Rights of the Series A Cumulative Mandatory Convertible Preferred Shares. (Exhibit 3.1 to our Current Report on Form 8-K as filed with the SEC on June 17, 2004.)

4.1	Form of Common Stock certificate. (Exhibit 4.2 to our Registration Statement on Form SB-2, No. 333-5l80-LA, as filed with the SEC on June 28, 1996, as amended by Amendment No. l, Amendment No. 2 and Amendment No. 3 thereto, as filed with the SEC on July 26, 1996, September 9, 1996, and October 2, 1996, respectively.)

4.2	Warrant Agreement dated as of April 17, 2003, by and between QuadraMed Corporation and The Bank of New York, as warrant agent. (Exhibit 4.3 to our Current Report on Form 8-K filed with the SEC on April 30, 2003.)

4.3	Form of Warrant to Purchase Common Stock. (Exhibit 4.11 to our Registration Statement on Form SB-2, No. 333-5l80-LA, as filed with the SEC on June 28, 1996, as amended by Amendment No. l, Amendment No. 2 and Amendment No. 3 thereto, as filed with the SEC on July 26, 1996, September 9, 1996, and October 2, 1996, respectively.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

QUADRAMED CORPORATION

Date: August 17, 2004	By:	/s/ Lawrence P. English
Lawrence P. English Chief Executive Officer